Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollars in thousands)

On March 24, 2020, Madison Square Garden Entertainment Corp., formerly MSG Entertainment Spinco, Inc. (the “Company”), through three of its wholly-owned subsidiaries, MSG National Properties, LLC (the “Seller”), MSG Entertainment Group, LLC (f/k/a MSG Sports & Entertainment, LLC) (“Seller Parent”), and MSG Forum, LLC (“MSG Forum”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with CAPSS LLC (the “Buyer”) and Polpat LLC. Pursuant to the MIPA, (i) the Seller agreed to sell 100% of the membership interests of MSG Forum to the Buyer, (ii) MSG Forum, Seller Parent, the Buyer and certain other parties agreed to mutually release all claims and counterclaims at issue in the previously disclosed lawsuit against the City of Inglewood and other defendants, including the Buyer, related to the planned new Los Angeles Clippers arena project of the Buyer, as well as other related litigation, and (iii) the Buyer agreed to pay the Seller cash consideration, which was deposited in escrow prior to closing, of $400,000, subject to certain adjustments. The transaction is estimated to result in an approximately $322,000 increase in cash to the Company after transaction costs and income tax. The $322,000 includes approximately $64,000 of net working capital adjustments, resulting in anticipated net cash proceeds to the Company of approximately $258,000. On May 1, 2020, the Company completed the transaction. The Forum meets the definition of a business under the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X Rule 11-01(d)-1 and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 - Business Combinations. This disposition does not represent a strategic shift with a major effect on the Company’s operations, and as such, has not been reflected as a discontinued operation under FASB ASC subtopic 205-20 - Discontinued Operations. Subsequent to the completion of the Forum Transaction, the Company will no longer include the financial results of MSG Forum for its own financial reporting. The pro forma adjustments give effect to amounts that are directly attributable to the transactions described below, factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company.

The accompanying unaudited pro forma condensed combined financial statements reflect certain known impacts of the completed MIPA transaction and the disposal of MSG Forum by the Company. The unaudited pro forma condensed combined balance sheet has been prepared giving effect to the MIPA transaction and the separation of MSG Forum as if this transaction had occurred on December 31, 2019 for the unaudited pro forma condensed combined balance sheet as of December 31, 2019. The unaudited pro forma condensed combined statements of operations have been prepared giving effect to the Distribution as if this transaction had occurred on July 1, 2018.

The unaudited pro forma condensed combined financial statements have been derived from the Company’s historical combined financial statements and reflect certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. These unaudited pro forma condensed combined financial statements reflect other adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of the operations as of and for the periods indicated. The unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s financial condition or results of operations would have been had the completion of the MIPA transaction and the disposal of MSG Forum from the Company occurred on the dates indicated. The unaudited pro forma combined financial statements also should not be considered representative of our future financial position or results of operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical combined financial statements and accompanying notes for six months ended December 31, 2019 and for the year ended June 30, 2019 included in Amendment No. 3 to the Company’s Registration Statement on Form 10 filed with the SEC on April 1, 2020.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma condensed combined financial statements:

Historical

This column represents the Company’s historical financial position as of December 31, 2019 and historical results of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 prior to any adjustments for the completion of the MIPA transaction and the disposal of MSG Forum and pro forma adjustments described under the heading “Disposal of MSG Forum” below.

Disposal of MSG Forum

This column represents the elimination of the historical assets and liabilities and results of operations of MSG Forum from the Company’s historical combined balance sheet as of December 31, 2019 and statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019. Amounts in this column also include transaction costs directly attributable to the disposal of MSG Forum, which are non-recurring in nature.

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(in thousands)

	Historical	Disposal of MSG Forum(a)	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$997,677	$258,101	(b)	$1,255,778
Restricted cash	17,898	—		17,898
Short term investments	113,020	—		113,020
Accounts receivable, net	90,497	—		90,497
Net related party receivables	1,853	—		1,853
Prepaid expenses	32,982	(277)		32,705
Other current assets	44,284	(338)		43,946

Total current assets	1,298,211	257,486		1,555,697
Investments and loans to nonconsolidated affiliates	63,241	—		63,241
Property and equipment, net	1,535,179	(106,325)		1,428,854
Right of-use lease assets	240,728	—		240,728
Amortizable intangible assets, net	162,498	—		162,498
Indefinite-lived intangible assets	65,421	(540)		64,881
Goodwill	165,558	(2,864)	(c)	162,694
Other assets	49,157	—		49,157

Total assets	$3,579,993	$147,757		$3,727,750

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

AS OF DECEMBER 31, 2019

(in thousands)

	Historical	Disposal of MSG Forum(a)	Notes	Pro Forma
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$40,703	$(6,053)		$34,650
Net related party payables, current	28,530	—		28,530
Current portion of long-term debt, net of deferred financing costs	4,792	—		4,792
Income taxes payable	—	—		—
Accrued liabilities:
Employee related costs	62,530	(206)		62,324
Other accrued liabilities	107,170	(11,545)		95,625
Operating lease liabilities, current	50,829	—
Collections due to promoters	60,815	(29,012)		31,803
Deferred revenue	186,438	(15,963)		170,475

Total current liabilities	541,807	(62,779)		428,199
Long-term debt, net of deferred financing costs	31,160	—		31,160
Operating lease liabilities, noncurrent	189,127	—
Defined benefit and other postretirement obligations	33,255	—		33,255
Other employee related costs	17,270	—		17,270
Deferred tax liabilities, net	23,488	—		23,488
Other liabilities	54,971	(1,962)		53,009

Total liabilities	891,078	(64,741)		586,381

Redeemable noncontrolling interests	66,223	—		66,223
Company’s Divisional Equity:
MSG Investment	2,638,955	212,498	(d)	2,851,453
Accumulated other comprehensive loss	(33,070)	—		(33,070)

Total Company divisional equity	2,605,885	212,498		2,818,383
Nonredeemable noncontrolling interests	16,807	—		16,807

Total equity	2,622,692	212,498		2,835,190

Total liabilities, redeemable noncontrolling interests and divisional equity	$3,579,993	$147,757		$3,487,794

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED DECEMBER 31, 2019

(in thousands, except per share data)

	Historical	Disposal of MSG Forum(e)	Notes	Pro Forma
Revenues	$567,177	$(33,393)		$533,784

Operating expenses:
Direct operating expenses	339,773	(13,251)		326,522
Selling, general and administrative expenses	173,784	(14,060)		159,724
Depreciation and amortization	54,075	(3,475)		50,600

Operating loss	(455)	(2,607)		(3,062)
Other income (expense):
Loss in equity method investments	(2,643)	—		(2,643)
Interest income	13,583	—		13,583
Interest expense	(1,249)	—		(1,249)
Miscellaneous income, net	14,488	—		14,488

	24,179	—		24,179

Income from operations before income taxes	23,724	(2,607)		21,117
Income tax expense	(1,440)	—		(1,440)

Net income	22,284	(2,607)		19,677
Less: Net loss attributable to redeemable noncontrolling interests	(1,404)	—		(1,404)
Less: Net loss attributable to nonredeemable noncontrolling interests	(157)	—		(157)

Net income attributable to Madison Square Garden Entertainment Corp.’s stockholders	$23,845	$(2,607)		$21,238

Pro forma earnings per share			(f)
Basic	$1.00			$0.89
Diluted	$0.99			$0.89
Pro forma weighted-average number of common shares outstanding:			(f)
Basic	23,870			23,870
Diluted	23,977			23,977

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE YEAR ENDED JUNE 30, 2019

(in thousands, except per share data)

	Historical	Disposal of MSG Forum(d)	Notes	Pro Forma
Revenues	$1,048,909	$(71,257)		$977,652

Operating expenses:
Direct operating expenses	670,641	(32,404)		638,237
Selling, general and administrative expenses	314,522	(28,915)		285,607
Depreciation and amortization	109,343	(7,515)		101,828

Operating loss	(45,597)	(2,423)		(48,020)
Other income (expense):
Earnings in equity method investments	7,062	—		7,062
Interest income	30,163	—		30,163
Interest expense	(15,262)	—		(15,262)
Miscellaneous expense, net	(6,061)	—		(6,061)

	15,902	—		15,902

Loss from operations before income taxes	(29,695)	(2,423)		(32,118)
Income tax expense	(443)	—		(443)

Net loss	(30,138)	(2,423)		(32,561)
Less: Net loss attributable to redeemable noncontrolling interests	(7,299)	—		(7,299)
Less: Net loss attributable to nonredeemable noncontrolling interests	(4,945)	—		(4,945)

Net loss attributable to Madison Square Garden Entertainment Corp.’s stockholders	$(17,894)	$(2,423)		$(20,317)

Pro forma loss per share
Basic and diluted	$(0.75)		(f)	$(0.85)
Pro forma weighted-average number of common shares outstanding:
Basic and diluted	23,767		(f)	23,767

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

(in thousands, except shares and per share data or as otherwise noted)

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Disposal of MSG Forum. Each of the line items in the table below represents direct assets or liabilities of the MSG Forum, (except the adjustments for Cash and cash equivalents and Goodwill described under Note (b) and (c) below). Accordingly, the following amounts, which represent the carrying value of the assets and liabilities disposed, have been added (removed) from the unaudited pro forma condensed combined balance sheet as of December 31, 2019:

Unaudited Pro Forma Condensed Combined Balance Sheet Line Item	Amount
Working capital items:
Prepaid expenses	$277
Other current assets	338
Accounts payable	6,053
Employee related costs	206
Other accrued liabilities	11,545
Collections due to promoters	29,012
Deferred revenue	15,963
Other liabilities	1,962

Net working capital	$64,126

Other assets disposed:
Property and equipment, net	$106,325
Indefinite-lived intangible assets	540
Goodwill	2,864

Total other assets disposed	$109,729

(b)

Cash and cash equivalents. This adjustment represents the net proceeds from the completion of MIPA and consists of the following: (i) gross proceeds of $400,000, less (ii) various transaction costs of $53,645 (1), (iii) working capital adjustments of $64,126(2), (iv) income tax payment of $24,000 (3), and (v) other expenses of $128.

(1)

In September 2013, the Company acquired a 50% interest in the Azoff Company, which owned and operated businesses in the entertainment industry and focused on music management, performance rights, strategic marketing and venue management consulting services. The Company sold its interest in the Azoff Company on December 5, 2018. In connection with the sale, the Azoff Company obtained the right to participate in the proceeds of a sale of MSG Forum above a specified amount if certain conditions are met. Accordingly, given that the disposition meets those conditions, the Company’s estimate of cash proceeds includes an adjustment to reduce the gross cash proceeds from the sale of MSG Forum by $48,742 of transaction cost, reflecting the amount paid to the Azoff Company.

(2)

There are customary closing adjustments related to the actual assets transferred and pre-closing liabilities related to MSG Forum that are reflected herein which will result in changes to the final balances transferred to the buyers of the MSG Forum. As a result of the final balance transfers, there will be changes to the final cash settlement amount at the disposition date when compared to the $258,000 disclosed herein, which was based in part on net asset values as of December 31, 2019. In addition, the adjustments related to working capital will not result in a change to the gain on disposal.

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

(Dollars in thousands)

(3)

The estimate of net cash proceeds includes an estimate of income taxes of $24,000, which would be payable in connection with the closing of the disposition. For purposes of the Company’s unaudited pro forma condensed combined financial statements, it has been assumed that net operating loss (“NOL”) carryforwards are available to offset any gain on the sale of MSG Forum as if it occurred on December 31, 2019. Accordingly, the gain has been fully offset by NOLs for purposes of these unaudited condensed combined pro forma financial statements and any estimated tax expense associated with the pre-tax gain would be fully offset by a reduction in the valuation allowance for the utilization of NOLs.

(c)

Goodwill. This adjustment represents the amount of goodwill of $2,864 allocated to the disposal of MSG Forum in accordance with FASB ASC Topic 350, Intangibles - Goodwill and Other, ASC subtopics 350-20-40-1 to 350-20-40-7. Upon disposition of MSG Forum, a portion of the Company goodwill is allocated to the MSG Forum based on the fair value of MSG Forum compared to the fair value of the Company’s Entertainment reporting unit (“Relative Fair Value Basis”). The fair value of the Company’s MSG Entertainment reporting unit and MSG Forum were based on unobservable inputs classified within Level III of the fair value hierarchy, primarily from utilizing the discounted cash flow model, which is an income-based approach.

(d)

MSG Investment. This adjustment represents the net gain on the disposal of MSG Forum in accordance with SEC Regulation S-X Article 11. Adjustments related to the gain on the sale of MSG Forum were excluded from the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 as the probable disposition and use of the proceeds do not have a continuing impact on the Company’s operations. The reconciliation of net gain is as follow:

Gross proceeds	$400,000
Less:
(i) Cost of property and equipment, indefinite-lived intangible asset and allocated goodwill	(109,729)
(ii) transaction costs	(53,645)
(iii) other expenses	(128)
(iv) income tax on gains	(24,000)

Net gains recorded to MSG Investment	$212,498

The gain on sale reflects proceeds related to (i) the sale of MSG Forum and (ii) the settlement of certain related litigation, both of which are components of other income (expense). The gain on sale, based on the December 31, 2019 balance sheet, will likely be different from the actual gain on sale that would be realized at the closing of the disposition because of the differences in the carrying values of assets and liabilities at closing date, including the potential for an adjustment for working capital and other liabilities described above, the estimation of transaction costs, and the final determination of the components of proceeds attributable to the sale of MSG Forum and settlement of the litigation.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(e)

Disposal of MSG Forum. These columns represent results of operations of MSG Forum for the six months ended December 31, 2019 and the year ended June 30, 2019. In conjunction with the disposition, the Company entered into a Transition Services Agreement with the buyer for various administrative services. The term of this arrangement will last between one and three months and as the fees the Company will receive under this arrangement are immaterial, no adjustments were recorded to the unaudited pro forma condensed combined statements of operations for this

MADISION SQUARE GARDEN ENTERTAINMENT CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION (Continued)

(Dollars in thousands)

agreement. Additionally, no transaction costs related to the sale of the Forum were incurred during the six months ended December 31, 2019 or the year ended June 30, 2019. As such, adjustments related to transaction costs were excluded from the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 as they do not have a continuing impact on the Company’s operations.

(f)

Pro forma earnings (loss) per share. Pro forma earnings per share and pro forma weighted-average basic shares outstanding are based on the number of shares of the Company’s former parent’s (Madison Square Garden Sports Corp., “MSGS”) Class A Common Stock and Class B Common Stock outstanding of 23.9 million during the six months ended December 31, 2019 and 23.8 million during the year ended June 30, 2019, respectively. The Company’s weighted average shares outstanding is based on a distribution ratio of one share of our common stock for each share of MSGS Class A Common Stock and MSGS Class B Common Stock held on the record date for the Distribution.

Pro forma diluted weighted-average shares outstanding reflect potential dilution from the issuance of the Company’s common shares from MSGS equity plans, giving effect to the distribution ratio and conversion of certain MSGS equity awards into the Company’s equity awards. Potentially dilutive shares for the year ended June 30, 2019 are excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive. While the actual impact on a go-forward basis will depend on various factors, including employees who may change employment from one company to another, we believe the estimate provided yields a reasonable approximation of the dilutive impact of MSGS equity plans. We expect that the actual amounts will differ from these estimates.